Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-132844, 333-132845, 333-162262, 333-206214, and 333-230858) on Form S-8 and (Nos. 333-265745, 333-187047, 333-212372, 333-162263, and 333-232920) on Form S-3 of our reports dated February 26, 2024, with respect to the consolidated financial statements of Fidelity National Information Services, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Jacksonville, Florida
February 26, 2024